UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 14, 2016

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 14, 2016, the Company held its annual general meeting of shareholders, at which time the following items were voted upon:

(1)	Election of Directors. The Company’s shareholders elected for a one-year term five persons nominated for election as directors. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Vote

Dr. Mahesh V. Patel	7,586,488	2,539,858	4,979,799
Dr. Stephen A Hill	7,660,399	2,465,947	4,979,799
Jeffrey A. Fink	8,093,782	2,032,564	4,979,799
John W. Higuchi	7,651,300	2,475,046	4,979,799
Dr. Richard Dana Ono	7,660,399	2,465,947	4,979,799

There were no abstentions with respect to the election of directors.

(2)	Approval of an Amendment and Restatement of the Amended and Restated 2014 Stock and Incentive Plan. The Company’s shareholders voted upon the approval for an amendment and restatement of our Amended and Restated 2014 Stock and Incentive Plan to increase the authorized number of shares of common stock of the Company issuable under all awards granted under such plan from 1,271,906 to 2,471,906. The following table sets forth the vote of the shareholders at the meeting with respect to the approval of an amendment and restatement of the Amended and Restated 2014 Stock and Incentive Plan:

For	Against	Abstain	Broker Non-Vote
6,788,120	3,312,623	25,603	4,979,799

(3)	Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders voted upon and ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. The following table sets forth the vote of the shareholders at the meeting with respect to the appointment of KPMG LLP:

For	Against	Abstain
14,917,899	3,879	184,367

There were no broker non-votes in the ratification of appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	June 15, 2016	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer